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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): January 17, 2003

                          AmerisourceBergen Corporation
             (Exact name of Registrant as specified in its charter)

Delaware                           1-16671                      23-3079390
(State or Other             Commission File Number           (I.R.S. Employer
Jurisdiction of                                              Identification
Incorporation or                                             Number)
Organization)

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1300 Morris Drive, Suite 100
Chesterbrook, PA                                             19087
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:  (610) 727-7000


                                       N/A
         (Former name or former address, if changed since last report.)
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Item 5. Other Events.

            On January 17, 2003, AmerisourceBergen Corporation (the "Company") announced the closing of the acquisition of US Bioservices Corporation, a national pharmaceutical service provider focused on the management of high-cost, complex therapies and reimbursement support, for a base purchase price of approximately $160 million (including assumed debt). The transaction also provides for contingency payments by the Company of up to a maximum of $28 million. The Company issued 2,399,091 shares of its common stock upon the closing of the transaction. The Company has registered such shares under the Securities Act of 1933 for sale by the recipients thereof.

            A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.


Item 7. Financial Statements and Exhibits.

            (c)   Exhibits.
                  99.1     Press Release dated January 17, 2003
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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AMERISOURCEBERGEN CORPORATION

Date: January 17, 2003             By:    /s/  Michael D. DiCandilo
                                    -----------------------------------
                                    Name:  Michael D. DiCandilo
                                    Title:  Senior Vice President
                                            and Chief Financial Officer